Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLAS AIR WORLDWIDE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4146982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 Westchester Avenue

Purchase, New York 10577

(914) 701-8000

(Address of principal executive offices)

(Telephone number)

2016 Incentive Plan, as amended

(Full name of plan)

Adam R. Kokas

Executive Vice President, General Counsel,

Secretary and Chief Human Resources Officer

Atlas Air Worldwide Holdings, Inc.

2000 Westchester Avenue

Purchase, New York 10577

(914) 701-8000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 per share, under the 2016 Incentive Plan	125,000 shares	$58.00(2)	$7,250,000.00	$840.28

(1)	This registration statement (the “Registration Statement”) also covers an indeterminate number of additional shares that may be issued upon any stock split, stock dividend, recapitalization or other similar transaction in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	This estimation is solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and is based upon the average of the high and low sales prices of our shares of common stock, par value $0.01 per share (the “Common Stock”), on July 27, 2017, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 125,000 shares of common stock, par value $0.01 per share, of Atlas Air Worldwide Holdings, Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2016 Incentive Plan, as amended. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 3, 2016 (Registration No. 333-212870) are hereby incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 2nd day of August, 2017.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:	/s/ William J. Flynn
William J. Flynn
President and Chief Executive Officer

POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

In addition, the undersigned directors and officers of Atlas Air Worldwide Holdings, Inc., hereby severally constitute and appoint William J. Flynn, John W. Dietrich, Adam R. Kokas and Spencer Schwartz and each of them singly, their true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any registration statements relating to the same offering effective upon filing pursuant to Rule 462(b)) or supplements to the Registration Statement on Form S-8 of Atlas Air Worldwide Holdings, Inc., and generally to do all such things in our name and on our behalf in our capacities indicated below to enable Atlas Air Worldwide Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Signatures	Title	Dates

/s/ Robert F. Agnew Robert F. Agnew	Chairman of the Board of Directors	August 2, 2017

/s/ William J. Flynn William J. Flynn	President, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2017

/s/ Spencer Schwartz Spencer Schwartz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2017

/s/ Keith H. Mayer Keith H. Mayer	Vice President and Corporate Controller (Principal Accounting Officer)	August 2, 2017

/s/ Timothy J. Bernlohr Timothy J. Bernlohr	Director	August 2, 2017

/s/ Charles F. Bolden, Jr. Charles F. Bolden, Jr.	Director	August 2, 2017

/s/ James S. Gilmore III James S. Gilmore III	Director	August 2, 2017

/s/ Bobby J. Griffin Bobby J. Griffin	Director	August 2, 2017

Signatures	Title	Dates

/s/ Carol B. Hallett Carol B. Hallett	Director	August 2, 2017

/s/ Frederick McCorkle Frederick McCorkle	Director	August 2, 2017

/s/ Duncan J. McNabb Duncan J. McNabb	Director	August 2, 2017

/s/ John K. Wulff John K. Wulff	Director	August 2, 2017

Exhibit Index

Exhibit No.	Description

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed February 21, 2001)

4.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed November 3, 2016)

4.3	Amended and Restated By-Laws (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K. filed December 15, 2016)

4.4	2016 Incentive Plan, as amended (incorporated by reference to Exhibit B to the Registrant’s Definitive Proxy Statement filed April 18, 2017)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included as part of signature page attached hereto)